EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2016

Increases Quarterly Dividend by 20%; Expands Share Repurchase Authorization

Calabasas Hills, CA – July 27, 2016 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2016, which ended on June 28, 2016.

Total revenues were $558.9 million in the second quarter of fiscal 2016 as compared to $529.1 million in the second quarter of fiscal 2015. Net income and diluted net income per share were $38.6 million and $0.78, respectively, in the second quarter of fiscal 2016.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 0.3% in the second quarter of fiscal 2016.

“We again outperformed the casual dining industry, delivering our 26th consecutive quarter of positive comparable sales,” said David Overton, Chairman and Chief Executive Officer. “Capturing operational efficiencies, coupled with a benign commodity cost environment, enabled us to offset industry wage inflation and drive strong margins and earnings growth during the quarter. In addition, we achieved a significant milestone in our international expansion with the opening of the first The Cheesecake Factory restaurant in China, at Disneytown in the Shanghai Disney Resort, under a licensing agreement.”

Overton concluded, “Underscoring our confidence in our industry-leading position and future prospects, we are both expanding our share repurchase authorization and meaningfully increasing our quarterly dividend. We will have doubled the amount of our dividend since first initiating one in fiscal 2012, with this increase. We remain committed to investing in returns-focused growth and returning capital to achieve our targeted returns and increase shareholder value.”

Development

The Company continues to expect to open as many as eight Company-owned restaurants domestically in fiscal 2016, the second of which opened in Greenville, South Carolina in the second quarter.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Internationally, the Company continues to expect as many as four to five restaurants to open under licensing agreements in fiscal 2016, including the first The Cheesecake Factory restaurant that opened in China in June 2016.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share on the Company’s common stock, representing a 20% increase. The dividend is payable on August 23, 2016 to shareholders of record at the close of business on August 10, 2016.

During the second quarter of fiscal 2016, the Company repurchased 0.5 million shares of its common stock at a cost of $26.6 million. Year-to-date, the Company repurchased 1.6 million shares of its common stock at a cost of $76.6 million. In addition, the Company’s Board of Directors increased its share repurchase authorization by 7.5 million shares to 56.0 million shares. The Company continues to expect that it will return its free cash flow to shareholders in fiscal 2016 in the form of dividends and share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2016 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 27, 2016.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 202 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 189 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, 12 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2016, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the third consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 3, 2016 ©2016 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to deliver consistent and dependable comparable sales results over a sustained period of time; the Company’s ability to deliver increases in guest traffic; the strength of the Company’s brand; the Company’s ability to provide a differentiated experience to guests; the Company’s ability to outperform the casual dining industry and increase its market share; the Company’s ability to leverage sales increases and manage flow through; the Company’s ability to increase margins; the Company’s ability to grow earnings; the Company’s ability to remain relevant to consumers; the Company’s ability to increase shareholder value; the Company’s ability to expand its concepts domestically and work with its licensees to expand its concept internationally; the Company’s ability to utilize its capital effectively and continue to repurchase its shares; factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets;

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
Consolidated Statement of Operations	June 28, 2016		June 30, 2015		June 28, 2016		June 30, 2015
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues

Revenues	$558,862	100.0%	$529,107	100.0%	$1,112,555	100.0%	$1,047,080	100.0%
Costs and expenses:
Cost of sales	126,933	22.7%	126,623	23.9%	257,706	23.2%	253,235	24.2%
Labor expenses	185,211	33.2%	168,495	31.8%	370,869	33.3%	339,664	32.5%
Other operating costs and expenses	131,980	23.6%	123,675	23.4%	261,537	23.5%	247,110	23.6%
General and administrative expenses	35,785	6.4%	35,345	6.7%	71,122	6.4%	68,420	6.5%
Depreciation and amortization expenses	21,461	3.8%	21,158	4.0%	42,925	3.9%	42,335	4.0%
Preopening costs	2,302	0.4%	4,058	0.8%	4,612	0.4%	5,509	0.5%
Total costs and expenses	503,672	90.1%	479,354	90.6%	1,008,771	90.7%	956,273	91.3%
Income from operations	55,190	9.9%	49,753	9.4%	103,784	9.3%	90,807	8.7%
Interest and other (expense)/income, net	(2,181)	(0.4)%	(1,432)	(0.3)%	(4,485)	(0.4)%	(3,327)	(0.3)%
Income before income taxes	53,009	9.5%	48,321	9.1%	99,299	8.9%	87,480	8.4%
Income tax provision	14,424	2.6%	13,597	2.5%	26,760	2.4%	24,333	2.4%
Net income	$38,585	6.9%	$34,724	6.6%	$72,539	6.5%	$63,147	6.0%

Basic net income per share	$0.80		$0.72		$1.50		$1.29
Basic weighted average shares outstanding	48,232		48,451		48,375		48,838

Diluted net income per share	$0.78		$0.69		$1.46		$1.25
Diluted weighted average shares outstanding	49,598		50,262		49,814		50,681

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$511,918		$483,285		$1,018,234		$956,102
Other	46,944		45,822		94,321		90,978
	$558,862		$529,107		$1,112,555		$1,047,080

Income from operations:
The Cheesecake Factory restaurants	$82,285		$77,292		$156,577		$143,993
Other	5,769		5,263		12,681		11,326
Corporate	(32,864)		(32,802)		(65,474)		(64,512)
	$55,190		$49,753		$103,784		$90,807

Selected Consolidated Balance Sheet Information	June 28, 2016		December 29, 2015
Cash and cash equivalents		$79,618		$43,854
Total assets		1,204,318		1,233,346
Total liabilities		607,476		644,807
Stockholders’ equity		596,842		588,539

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
The Cheesecake Factory Supplemental Information	June 28, 2016		June 30, 2015		June 28, 2016		June 30, 2015
Comparable restaurant sales		0.3%		2.8%		1.0%		3.5%
Restaurants opened during period		1		2		2		2
Restaurants open at period-end		189		179		189		179
Restaurant operating weeks		2,448		2,309		4,884		4,610

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100